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                                                                    Exhibit 4.01


                                     FORM OF NOTE


LEGEND FOR BOOK-ENTRY NOTE:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("THE DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



REGISTERED                                                  REGISTERED

                                CUSIP NO. 172967 AT 8

NO. R-_________                                             U.S. $______________


                                    CITIGROUP INC.
                    FLOATING RATE SENIOR NOTE DUE FEBRUARY 3, 2000

          CITIGROUP INC. (formerly Travelers Group Inc.), a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter
referred to), for value received, hereby promises to pay to     SPECIMEN    , or
its registered assigns, the principal sum of _______________ Dollars ($______________) on February 3, 2000, and to pay interest thereon from November 3, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 3, May 3, August 3 and November 3 (each, an "Interest Payment Date"), commencing February 3, 1999 until the principal hereof is paid or made available for payment, to the persons in whose names the Notes are registered at the close of business on the Business Day next preceding the related Interest Payment Date. The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date is called an "Interest Period." "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and shall be paid to the Person in whose name this Security is registered on a subsequent Record Date, such Record Date to be not less than five days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the holders of


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Securities not less than 15 days preceding such subsequent Record Date.

     The Notes will bear interest for each Interest Period at a per annum rate (the "Interest Rate") determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent (the "Calculation Agent"). The Interest Rate will be equal to LIBOR (as defined below) on the second London Business Day (as defined below) immediately preceding the first day of such Interest Period (each, an "Interest Determination Date") plus .1%, provided, however, that in certain circumstances described below, the Interest Rate will be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for the new Interest Period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Company and the Trustee.

     For purposes of this calculation, "London Business Day" is defined as a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

     "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date (a "Three Month Deposit") in amounts of not less than $1,000,000, as such rate appears on Bridge Telerate Page 3750 (as defined below), or a successor reporter or such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (a "Reported Rate").

     "Bridge Telerate Page 3750" means the display designated on page "3750" on Telerate (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

     If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the Interest Rate for the Notes as follows:

            (i) In the event no Reported Rate appears on Bridge Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (a "Rate Quotation") at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time ("Representative Amounts"). If at least two Rate Quotations are provided, the Interest Rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus .1%. (ii) In the event no Reported Rate appears on Bridge Telerate Page 3750 and there are fewer than two Rate Quotations, the Interest Rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent, for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus .1%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the Interest Rate for the applicable period will be the same as the Interest Rate in effect for the immediately preceding Interest Period.

            Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of Securities.

            Reference is hereby made to the further provisions of this Security set forth after the Trustee's certificate of authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 3, 1998

                                             CITIGROUP INC.


                                             By:  Specimen
                                                ---------------------------
                                                Peter Gallant
                                                Treasurer


                                             By:  Specimen
                                                ---------------------------
                                                Stephanie B. Mudick
                                                Assistant Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:  November 3, 1998

The Bank of New York, as Trustee


By:
   ---------------------------
      Authorized Signatory

                                   CITIGROUP INC.
                  FLOATING RATE SENIOR NOTES DUE FEBRUARY 3, 2000

     This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, formerly known as American Can Company ("old Primerica"), and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as amended by the First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc. ("Holdings") and the Trustee, the Second Supplemental Indenture, dated as of January 31, 1991, between Holdings and the Trustee, the Third Supplemental Indenture, dated as of December 9, 1992, among the Company, Holdings and the Trustee and the Fourth Supplemental Indenture, dated as of November 2, 1998 between the Company and the Trustee (as so amended, herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as set forth above, limited in aggregate principal amount to $450,000,000.

     The Securities of this series may not be redeemed prior to the Stated Maturity of their principal amount except as otherwise provided herein.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Securities of this series are subject to satisfaction, discharge and defeasance as provided in Sections 11.03 and 11.04 of the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of Securities at the time outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification will (i) extend the fixed maturity of any Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which Securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all Securities of such series then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                       _______________________________________

     The following abbreviations, when used in the inscription on the first page of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:


            UNIF GIFT MIN ACT --        ________________________________________
                                                       (Cust)

                         Custodian      ________________________________________
                                                       (Minor)

                                        under Uniform Gifts to Minors Act of

                                        ________________________________________
                                                       (State)

            TEN COM  --  as tenants in common
            TEN ENT  --  as tenants by the entireties
            JT  TEN  --  as joint tenants with right of survivorship and not as tenants in common

            Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto






(Please Insert Social Security or Other Identifying Number of Assignee:)

________________________________________________________________________________


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE:)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


the within Security of Citigroup Inc. and does hereby irrevocably constitute and appoint


________________________________________________________________________________


Attorney to transfer said Security on the books of said Company, with full power of substitution in the premises.



Dated: ____________________             ________________________________________
                                        NOTICE:  The signature to this
                                        assignment must correspond with the name as it appears upon the first page of the within Security in every particular, without alteration or enlargement or any change whatever, and be guaranteed.